UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 23, 2012

WELLESLEY CAPITAL MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	333-151485	26-2569043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	954-599-3672

THEWEBDIGEST CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2012, TheWebDigest Corp. filed Amended and Restated Articles of Incorporation with the Secretary of State of Florida which:

•	changed the name of the corporation to Wellesley Capital Management Corp.

•	increased the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares and fixed a par value of $0.001 per share,

•

included indemnification provisions customary under Florida law, as well as election not to be governed by the provisions of the Florida Business Corporation Act governing affiliated transactions and an election not to be governed by the provisions related to control share acquisitions.

These Amended and Restated Articles of Incorporation were approved by our Board of Directors and by the holders of a majority of our outstanding common stock on April 23, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

3.3         Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	Wellesley Capital Management Corp.

By: /s/ Steven Adelstein Steven Adelstein, President